Exhibit n.2

Report of Independent Registered Public Accounting Firm on Supplemental Information

The Shareholders and Board of Directors of KCAP Financial, Inc.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated balance sheets of KCAP Financial, Inc. (the “Company”), including the schedules of investments, as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in net assets and cash flows, for each of the three years in the period ended December 31, 2017 and the financial highlights for each of the four years in the period ended December 31, 2017 and the related notes (collectively referred to as the “financial statements“) included in this Post-effective Amendment No. 3 to the Registration Statement Form N-2 No. 333-218596 (the “Registration Statement”). We have also audited, in accordance with the standards of the PCAOB, the consolidated financial statements of the Company as of and for the years ended December 31, 2015 and 2014 (which are not included in the Registration Statement), and have expressed unqualified opinions on those financial statements. The senior securities table for each of the four years in the period ended December 31, 2017 has been subjected to audit procedures performed in conjunction with the audits of Company’s financial statements. Such information is the responsibility of the Company’s management.

Our audit procedures included determining whether the information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with Section 18 of the Investment Company Act of 1940. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

New York, New York

April 20, 2018